Filed pursuant to Rule 424 (b)(3)

Registration No. 333-167284

PROSPECTUS

NORMAN CAY DEVELOPMENT, INC.

4472 Winding Lane

Stevensville, MI 49127

(269) 429-7002

1,500,000 SHARES OF COMMON STOCK

This is the initial offering of Common Stock of Norman Cay Development, Inc. and no public market currently exists for the securities being offered. We are offering for sale a total of 1,500,000 shares of Common Stock at a fixed price of $.05 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President and Chief Executive Officer, Shelley Guidarelli, will attempt to sell the shares. This Prospectus will permit our President and Chief Executive Officer to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. Ms. Guidarelli will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $.05 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. The following table represents proceeds to the Company if 10%, 50% and 100% of the shares being offered hereunder are sold.

	Offering Price Per Share	Proceeds to Company Before Expenses (10% of Shares Sold)	Proceeds to Company Before Expenses (50% of Shares Sold)	Proceeds to Company Before Expenses (100% of Shares Sold)
Common Stock	$0.05	$7,500	$37,500	$75,000
Total	$0.05	$7,500	$37,500	$75,000

Norman Cay Development, Inc. is a development stage company and currently has no operations and as such we are considered a "shell company" as that term is defined under Rule 405 of the Securities and Exchange Act of 1934. Accordingly, the securities sold in this offering can only be resold through registration under the Securities Act of 1933, Section 4(1), if available, for non-affiliates, or by meeting the conditions of Rule 144(i). Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment.

Additionally, as there is no minimum amount of shares that must be sold by pursuant to our offering, there is a chance that we will generate no proceeds from the sale of our Common Stock, or that we may sell such a nominal amount of Common Stock and that the funds received will not be enough for us to implement our business plan. If we receive no proceeds or a nominal amount of proceeds from the offering, any investor may end up holding shares in a Company that has not received proceeds sufficient to commence operations. If we are unable to commence operations it is highly unlikely that a market for our shares will ever develop and an investor may not be able to sell or otherwise dispose of their shares and would therefore lose their entire investment.

Our independent registered public accountant has issued an audit opinion for Norman Cay Development Inc., which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our Common Stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our Common Stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such an application. There can be no assurance that our Common Stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 6 THROUGH 12 BEFORE BUYING ANY SHARES OF NORMAN CAY DEVELOPMENT, INC. COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 2, 2010

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our Common Stock. We have not authorized anyone to provide you with information different from that contained or incorporated by reference to this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where you can find more information” in this prospectus and any amendment or supplement hereto. Unless otherwise indicated, the terms the “Company,” “Norman Cay,” “we,” “us,” and “our” refer and relate to Norman Cay Development, Inc.

The Company Overview

Norman Cay Development, Inc. was incorporated in the State of Nevada on April 28, 2010. We intend to become an authorized reseller of wireless telephones and service plans. As of the date hereof, we have not filed any application to become an authorized reseller with any wireless network distributors. The Company has conducted market research on locations in Berrien County where space, both retail and kiosk, is available. We are considering leasing a space in Benton Harbor, MI; St. Joseph, MI or in the nearby surrounding cities of Stevensville, Michigan. Whether we decide to rent a retail space or a kiosk will depend on the amount of proceeds we receive from this offering, and any additional financing we receive, if any. Additionally, where specifically we will rent will depend on pricing and availability at the time we are ready to lease. Due to the current financial conditions in the area, retail space is being offered with many incentives. We do not foresee any significant difficulties in identifying and securing adequate retail space.

We believe that our success will depend on our ability to promote products and services consistent with the rapidly changing wireless industry. We will also need to anticipate and respond to the changing technologies and consumer demands by adjusting our inventories and services accordingly. Our goal is to become successful retailer of wireless telephones and service plans. The Company is in the process of identifying and seeking out various entry points into the wireless reseller industry and continues to seek out such opportunities in an effort to create a viable entity.

Although we have not obtained any resellers license, to date, we plan to seek out and establish mutually beneficial relationships with various wireless wholesalers through which we will act as an authorized reseller. We have begun the process of identifying various wireless retailers and have additionally begun taking the necessary steps to complete the applications to become a licensed reseller. However, most (but not all) major wireless retailers require a company to be funded with a minimum of $20,000 - $25,000 in order to allow the licensee to become a certified reseller. We will use the proceeds from this offering to assist the Company in obtaining the reseller's license(s) that the Company believes will have the most flexible billing and contract options. Once we have attained the requisite reseller licenses from various wireless wholesalers, we intend to hire a knowledgeable sales staff that can answer any and all questions that our potential customers may have relating to wireless products and services. We intend to grow into a wireless retailer that includes multiple suppliers, and successfully promote our products and provide customers with a knowledgeable sales staff in a retail atmosphere that is much more personalized than that of large network store. We believe that we can help customers seeking wireless products and services feel more comfortable about purchasing a wireless solution.

Initially, our target customers will be those customers who do not already have a wireless provider. As we grow our customer base, we hope to gain the attention of customers who have existing wireless services, and switch them over to our products and services. However, until such time as we have begun substantive operations we will not be able to adequately assess what portions of our strategy for growth will be most appropriate. However, we envision our success being attributable to our ability to:

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attract new customers more quickly than other wireless providers by providing customers with various wireless solutions conveniently located in one location;

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sustain lower operating costs per customer compared to other wireless retailers by conducting future operations from kiosks; and,

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deploy our capital more effectively by building our products and services base to cover a wide range of styles and service plans to suit a wide range of potential customers.

Although we were only recently incorporated and have not yet commenced substantive operations, we believe that conducting this offering will allow the Company added flexibility to raise capital in today's financial climate. Although, there can be no assurance that we will be successful in our attempt to sell 100% of the shares being registered hereunder, we believe that investors in today's markets demand full transparency and by our registering this offering we will be able to capitalize on this fact. The Company intends to begin substantive operations in the coming months and believes it will be able to do so even if no funds are raised hereunder. Our initial plan of operations calls for the Company to finalize the application process with several wireless providers. This requires the Company to show initial capital in the range of $20,000-$25,000, this amount will be available to us if we are able to sell 50% of the shares offered hereby. If we receive the funds necessary to become an authorized reseller for one or more wireless service providers, we will execute such agreement and begin seeking out adequate kiosk space from which we can begin our operations. Initially, we intend to use proceeds from this offering to secure the reseller’s license, identify and secure the retail location, and purchase initial inventory. In the absence of such sales, our Management will seek out reasonable loans from friends, family and business acquaintances necessary to allow the Company to continue to meet its obligations, including covering any such cost associated with being a fully reporting Company with the Securities and Exchange Commission ("SEC") and continuing to develop our initial business operation. At this point we have not received any firm commitments or indications from any family, friends or business acquaintances regarding any potential investment in the Company.

However, we caution any potential investor to carefully consider all of the risks associated with any investment in the Company as there is a significant likelihood that our business will not become successful and that your entire investment may be lost. Our sole officer and director has only recently become interested in the wireless resale market and does not have any professional training or technical credentials in the distribution or resale of wireless solutions; however, she does have extensive business knowledge, and has experience establishing her own successful company. Neither the Company, Ms. Guiardelli nor any other affiliated or unaffiliated entity has any plans to use the Company as a vehicle for a private company to become a reporting company once Norman Cay Development, Inc. becomes a reporting Company.

SUMMARY OF THIS OFFERING

The Issuer	Norman Cay Development, Inc.

Securities being offered	Up to 1,500,000 shares of Common Stock is being offered for sale by the Company. Our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES.”

Per Share Price	$0.05

No Public Market

There is no public market for our Common Stock. We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares.

We intend to apply to the OTCBB, through a market maker that is a licensed broker dealer, to allow the trading of our Common Stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

Duration of Offering	The shares are offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

Number of Shares Outstanding Before the Offering

There are 5,000,000 shares of Common Stock issued and outstanding as of the date of this prospectus, held solely by our Chairman, President and Chief Executive Officer, and Secretary, Shelley Guidarelli.

Registration Costs	We estimate our total costs relating to the registration herein shall be approximately $11,505.35.

Net Proceeds to the Company

The Company is offering 1,500,000 shares of Common Stock, $0.001 par value at an offering price of $0.05 per Share for net proceeds to the Company at $75,000. The full subscription price will be payable at the time of subscription and accordingly, funds received from subscribers in this Offering will be released to the Company when subscriptions are received and accepted.

No assurance can be given that the net proceeds from the total number of shares offered hereby or any lesser net amount will be sufficient to accomplish our goals. If proceeds from this offering are insufficient, we may be required to seek additional capital. No assurance can be given that we will be able to obtain such additional capital, or even if available, that such additional capital will be available on terms acceptable to us.

Our attempts to sell the entire amount offered hereunder may be less than successful and as a result we may only receive a nominal amount of capital from the sale of our stock offered hereunder, or we may be unable to sell any shares offered hereby. If we are unable to sell any, or only a nominal amount of, shares hereunder our plan of operation and our ability to successfully implement our business plan will be significantly negatively impacted and any investment in the Company will likely be lost.

Use of Proceeds	We will use the proceeds to pay administrative expenses, the implementation of our business plan, and working capital.

Risk Factors

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” section hereunder and the other information contained in this prospectus before making an investment decision regarding our Common Stock.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our Common Stock fails to become publicly traded you may lose all or part of your investment.

RISKS RELATED TO THE OFFERING

We may not be able to further implement our business strategy unless sufficient funds are raised in this offering. If we do not raise at least $50,000 we may have to cease operations, which could cause investors to lose their investment in us.

In order to fund our operations, we believe that we need minimum proceeds of approximately $50,000 from this offering. We believe that $50,000 will be sufficient to pay for the expenses of this offering and conduct our proposed business activities. Moreover, we hope to raise $63,000 which would allow us to implement our business plan to the full extent that we envision. We may not realize sufficient proceeds to complete further business development costs, or to provide adequate cash flow for planned business activities. Our inability to raise sufficient funds in this offering may significantly hinder our ability to continue operations. If we fail to raise sufficient funds in this offering, investors may lose their entire cash investment.

As there is no minimum for our offering, if only a few persons purchase shares they will lose their money without us being even able to significantly try our business plan.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in its offering, if only a few shares are sold, we may not have enough capital to fully implement our business plan. In such an event, it is highly likely that any investment would be lost, since we would not be able to generate any revenue. As such, proceeds from this offering may not be sufficient to meet the objectives we state in this prospectus, other corporate milestones that we may set, or to avoid a “going concern” modification in future reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. Investors should not rely on the success of this offering to address our need for funding. If we fail to raise sufficient capital, we would expect to have to significantly decrease operating expenses, which will curtail the growth of our business.

Investing in the company is a highly speculative investment and could result in the loss of your entire investment.

A purchase of the offered shares is significantly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price. The business objectives of the Company are also speculative, and we may be unable to satisfy those objectives. The stockholders of the Company may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment in the Company. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

We are deemed a "shell company" and as such we are subject to additional reporting and disclosure requirements that may affect our short-term prospects to implement our business plan and could result in a loss of your entire investment.

The Securities and Exchange Commission ("SEC") adopted Rule 405 of the Securities Act and Exchange Act Rule 12b-2 which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. Our balance sheet states that we have cash as our only asset therefore, we are defined as a shell company. The rules prohibit shell companies from using a Form S-8 to register securities pursuant to employee compensation plans. However, the rules do not prevent us from registering securities pursuant to registration statements. Additionally, the rule regarding Form 8-K requires shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company. We must file a current report on Form 8-K containing the information required pursuant to Regulation S-K and in a registration statement on Form 10, within four business days following completion of a transaction together with financial information of the private operating company. In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company. To the extent that we are required to comply with additional disclosure because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company.

Shares of our Common Stock that have not been registered under the Securities Act of 1933, as amended, regardless of whether such shares are restricted or unrestricted, are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a “shell company.” In addition, any shares of our Common Stock that are held by affiliates, including any received in a registered offering, will be subject to the resale restrictions of Rule 144(i).

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we are a “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company"; 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended; 3)and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.” If less than 12 months has elapsed since the Company ceases being a “shell company”, then only registered securities can be sold pursuant to Rule 144. Therefore, any restricted securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless. Lastly, any shares held by affiliates, including shares received in any registered offering, will be subject to the resale restrictions of Rule 144(i).

Because our sole officer and director owns an aggregate of 100% of our outstanding Common Stock, the market price of our shares would most likely decline if she were to sell a substantial number of shares all at once or in large blocks.

Our sole officer and director, Shelley Guidarelli, owns 5,000,000 shares of our Common Stock, which equates to 100% of our outstanding Common Stock prior to the completion of this offering. There is presently no public market for our Common Stock, although we plan to apply for quotation of our Common Stock on the FINRA over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. Any shares held by Ms. Guidarelli, including shares received in any registered offering, will be subject to the resale restrictions of Rule 144(i). The offer or sale of a large number of shares at any price may cause the market price to fall. Sales of substantial amounts of Common Stock or the perception that such transactions could occur may materially and adversely affect prevailing markets prices for our Common Stock.

There is a substantial doubt about our ability to continue as a going concern.

Our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our proposed business plan. As a result we may have to liquidate our business and investors may lose their investment. Potential investors should consider our independent registered public accountant’s comments when determining if an investment in Norman Cay Development, Inc. is suitable.

We may require financing to achieve our current business strategy and our inability to obtain such financing could prohibit us from executing our business plan and cause us to slow down our expansion of operations.

We may need to raise funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. Moreover, in addition to monies needed to continue operations over the next twelve months, we anticipate requiring additional funds in order to significantly expand our operations as set forth in our plan of operations.

There can be no assurances that such funding will be available to us on terms that would be acceptable and at this time we have no specific details regarding the timing, source or manner in which we will raise any such funds. Accordingly, there can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable. If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

The Company has received its initial financing through the issuance of a promissory note, and the repayment of such note prior to the Company's achieving profitability would have a negative effect on the Company's business prospects."

On April 29, 2010, the Company received the amount of $9,928 from Mr. Steve Ross (“Mr. Ross”). The total amount received was unsecured, due interest at 10% per annum, and due on demand. The terms of the advance were not initially memorialized in an agreement.

On May 10, 2010, the Company issued a Promissory Note to Mr. Ross in the amount of $29,928, which amount includes the $9,928 advance that was not previously reduced to writing. Under the terms of the Promissory Note, the amount is unsecured, due interest at 10% per annum, and due on or before May 10, 2011. Thereafter, on October 19, 2010, the Company amended the terms of the Promissory Note to include an additional $9,994 loaned by Mr. Ross on July 21, 2010 and $25,494 loaned on September 23, 2010.  Per the terms of the Amended Promissory Note, the total amount of $65,416 is unsecured, due interest at 10% per annum, and due either on July 31, 2011 or after the Company has generated $150,000 in revenue, whichever is later.

The Company intends to repay this Amended Promissory Note through revenue generated from the execution of the Company's business plan, consistent with the express terms of the Amended Promissory Note. The Company has no plans to use any funds generated from the proceeds of this offering to pay off the Amended Promissory Note.

The Company will have to generate at least $150,000 in revenue before the Amended Promissory Note becomes due.  Any repayment of the Amended Promissory Note prior to the Company generating sufficient revenue to do so would have a significant negative impact on the Company's ability to initiate its business plan.

RISKS RELATED TO OUR PROPOSED BUSINESS

We have a limited operating history. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on April 28, 2010 and have a limited operating history. Given our limited operating history, there can be no assurance that we will be able to show a profit or that we can build our business such that we can earn a significant profit. The future of our Company will depend upon our ability to obtain reseller licenses from one or more wireless service providers, and when needed, sufficient financing and continuing support from stockholders and creditors and to achieve and maintain profitable operations. Potential investors should be aware of the difficulties normally encountered by new wireless resellers, generally, and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. To the extent that we cannot achieve our plans and generate revenues which exceed expenses on a consistent basis and in a timely manner, our business, results of operations, financial condition and prospects could be materially adversely affected.

Our proposed business will be adversely affected if we cannot attain reseller licenses from wireless service providers.

Our current business plan relies on our Company receiving reseller licenses from one or more wireless service providers. We intend to apply for reseller licenses from three of the largest wireless service providers in the United States, including AT&T, Cricket Wireless, and Sprint PCS, if we are unable to attain one or more wireless reseller licenses we will not be able to conduct our proposed business activities.

If we are unable to receive a reasonably priced lease for a store front or kiosk, or if we are unable to retain knowledgeable and cost-effective staff to operate our store front our proposed business could be adversely affected.

Our proposed business plan will require us to attain a store front or kiosk in order to become a licensed reseller of wireless services. If we are unable to receive a reasonably price lease on a store front or kiosk our proposed business could be adversely affected. Also, if we are unable to retain knowledgeable staff at a competitive salary to operate our store front, our proposed business could be adversely affected.

Our proposed business could be adversely affected by general economic conditions; if we experience low rates of customer acquisition or high rates of customer turnover, our ability to become profitable will decrease.

Our business could be adversely affected in a number of ways by general economic conditions, including interest rates, consumer credit conditions, unemployment and other economic factors. During economic downturns we may have greater difficulty in gaining new customers within our target market for our services and some of our existing customers may be more likely to terminate service due to an inability to pay. In addition, our rate of customer acquisition and customer turnover may be affected by other factors, including the size of our calling areas, network performance and reliability issues, our handset or service offerings, customer care concerns, phone number portability, higher deactivation rates among less-tenured customers we gained as a result of our new market launches, and other competitive factors. A high rate of customer turnover or low rate of new customer acquisition would reduce revenues and increase the total marketing expenditures required to attract the minimum number of customers required to sustain our business plan which, in turn, could have a material adverse effect on our business, financial condition and results of operations.

Recent disruptions in the financial markets could affect our ability to obtain debt or equity financing on reasonable terms (or at all), and have other adverse effects on us.

We may wish to raise significant capital to finance business activities and our ability to raise debt or equity capital in the public or private markets could be impaired by various factors. For example, U.S. credit markets have recently experienced significant dislocations and liquidity disruptions which have caused the spreads on prospective debt financings to widen considerably. These circumstances have materially impacted liquidity in the debt markets, making financing terms for borrowers less attractive, and in certain cases have resulted in the unavailability of certain types of debt financing. Continued uncertainty in the credit markets may negatively impact our ability to access debt financing on favorable terms (or at all). These events in the credit markets have also had an adverse effect on other financial markets in the U.S., which may make it more difficult or costly for us to raise capital through the issuance of common stock, preferred stock or other equity securities. Any of these risks could impair our ability to fund our operations or limit our ability to expand our business, which could have a material adverse effect on our financial results.

We face increasing competition which could have a material adverse effect on demand for our intended products and services.

We will compete with national facilities-based wireless providers and their prepaid affiliates or brands, local and regional carriers, non-facilities-based mobile virtual network operators, voice-over-internet-protocol, or VoIP, service providers and traditional landline service providers. These competitors have greater name and brand recognition, access to greater amounts of capital and established relationships with a larger base of current and potential customers. Because of their size and bargaining power, our larger competitors may be able to purchase equipment, supplies and services at lower prices than we can. As consolidation in the industry creates even larger competitors, any purchasing advantages our competitors have, as well as their bargaining power as wholesale providers of roaming services, may increase. Our ability to remain competitive will depend, in part, on our ability to anticipate and respond to various competitive factors and to keep our costs low.

If we are unable to manage our planned growth, our operations could be adversely impacted.

We expect to experience growth in the future. The management of such growth will require, among other things, continued development of our financial and management controls and management information systems, stringent control of costs and handset inventories, diligent management of our network infrastructure and its growth, increased spending associated with marketing activities and acquisition of new customers, the ability to attract and retain qualified management personnel and the training of new personnel. In addition, growth will eventually require the expansion of our billing, customer care and sales systems and platforms, which will require additional capital expenditures and may divert the time and attention of management personnel who oversee any such expansion. Failure to successfully manage our expected growth and development, to enhance our processes and management systems or to timely and adequately resolve any such difficulties could have a material adverse effect on our business, financial condition and results of operations.

The wireless industry is experiencing rapid technological change, and we may lose customers if we fail to keep up with these changes.

The wireless communications industry is experiencing significant technological change, as evidenced by the ongoing improvements in the capacity and quality of digital technology, the development and commercial acceptance of wireless data services, shorter development cycles for new products and enhancements and changes in end-user requirements and preferences. In the future, competitors may seek to provide competing wireless telecommunications service through the use of developing technologies such as Wi-Fi, WiMax, and VoIP. The cost of implementing or competing against future technological innovations may be prohibitive to us, and we may lose customers if we fail to keep up with these changes.

Key management personnel may leave the Company, which could adversely affect the ability of the company to continue operations.

Our future success will depend in part on the continued service of key personnel, particularly, Ms. Shelley Guidarelli, our sole executive officer and director. Although, we have entered into a management agreement with Ms. Guidarelli, if she should choose to leave the Company, we will face significant difficulties in attracting potential candidates for replacement of our key personnel due to our limited financial resources and operating history. In addition, the loss of any key employees or the inability to attract or retain qualified personnel could delay our plan of operations.

Presently, the Company’s president has other outside business activities and, as such, she is not devoting all of her time to the Company, which may result in periodic interruptions or business failure.

Ms. Guidarelli currently devotes approximately 15-20 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Ms. Guidarelli, which may result in periodic interruptions or suspensions of our business plan. If the demands of the Company’s business require the full business time of our president and chief executive officer, she is prepared to adjust her timetable to devote more time to the Company’s business. However, she may not be able to devote sufficient time to the management of the Company’s business, which may result in periodic interruptions in implementing the Company’s plans in a timely manner. Such delays could have a significant negative effect on the success of the business.

Because our management has no experience running a cellular phone resellers business, our business has a significantly higher risk of failure.

Our management has no experience running a cellular reseller business. Accordingly, we may not be able to recognize and take advantage of opportunities without the aid of qualified consultants. With no direct experience, management may not be fully aware of industry trends, which may impact the ability of the Company to make the most prudent decisions and choices regarding the direction of the business. Therefore, our operations, earnings, and ultimate financial success may suffer irreparable harm as a result.

Risks associated with wireless handsets could pose product liability, health and safety risks that could adversely affect our business.

We will not be manufacturing handsets or other equipment sold by us, and we will rely on our suppliers to provide us with safe equipment. The suppliers we intend to resell products from are required by applicable law to manufacture their handsets to meet certain governmentally imposed safety criteria. However, if the handsets we sell fail to meet the regulatory safety criteria, we could be held liable with the equipment manufacturers and suppliers for any harm caused by products, which would have a significant negative effect on our business prospects. .

We will rely on third parties to provide specialized services; a failure by such parties to provide the agreed upon services could materially adversely affect our business, results of operations and financial condition.

We will depend heavily on suppliers and contractors with specialized expertise in order for us to efficiently operate our business. Suppliers, contractors and third-party retailers may not always perform at the levels we expect or at the levels required by their contracts. If key suppliers, contractors or third-party retailers fail to comply with their contracts, fail to meet our performance expectations or refuse or are unable to supply us in the future, our business could be severely disrupted.

Regulation by government agencies may increase our costs of providing service.

The FCC regulates the licensing, construction, modification, operation, ownership, sale and interconnection of wireless communications systems, as do some state and local regulatory agencies. We cannot assure you that the FCC or any state or local agencies having jurisdiction over our business will not adopt regulations or take other enforcement or other actions that would adversely affect our business, impose new costs or require changes in current or planned operations. In addition, we cannot assure you that the Communications Act of 1934, as amended, from which the FCC obtains its authority, will not be further amended in a manner that could be adverse to us.

RISKS RELATING TO THE COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

•

services by the Company or its competitors;

•

additions or departures of key personnel;

•

the Company’s ability to execute its business plan;

•

operating results that fall below expectations;

•

loss of any strategic relationship;

•

industry developments;

•

economic and other external factors; and

•

period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s Common Stock.

As a public company, we will incur substantial expenses.

Upon declared effectiveness of this Registration Statement by the SEC, we will then become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal, and other costs related to becoming and remaining an SEC reporting company. If we do not have current information about our company available to market makers, they will not be able to trade our stock. The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders, will cause our expenses to be higher than they would be if we were privately-held. In addition, we are incurring substantial expenses in connection with the preparation of this Registration Statement. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Our failure to comply with the federal securities laws could result in private or governmental legal action against us and/or our officers and directors, which could have a detrimental effect on our business and finances, the value of our stock, and the ability of stockholders to resell their stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity and liquidity of our Common Stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our Common Stock, reducing a shareholder’s ability to resell shares of our Common Stock.

We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act Of 2002.

In addition to the costs of compliance with having our shares listed on the OTCBB, there are substantial penalties that could be imposed upon us if we fail to comply with all of regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002 we will be required, beginning with our fiscal year ending April 30, 2010, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2011. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

If a Market for Our Common Stock Does Not Develop, Shareholders May Be Unable To Sell Their Shares.

There is currently no public trading market for our Common Stock, and no such market may ever develop. While we intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board, there is no assurance that our application will be approved. There is no guarantee that our shares may ever be traded on the bulletin board, or, if traded, a public market may not materialize. If our Common Stock is not traded on the bulletin board or if a public market for our Common Stock does not develop, investors may not be able to re-sell the shares of our Common Stock that they have purchased and may lose all of their investment.

THE FOREGOING LIST OF RISK FACTORS DOES NOT PURPORT TO BE A COMPLETE EXPLANATION OF THE RISKS INVOLVED IN THIS OFFERING. PROSPECTIVE INVESTORS SHOULD READ THE ENTIRE PROSPECTUS BEFORE DECIDING TO INVEST IN THE COMPANY.

DETERMINATION OF OFFERING PRICE

As a result of there being no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

USE OF PROCEEDS

Selling all of the shares in the offering will result in $75,000 gross proceeds to Norman Cay Development, Inc. We expect to disburse the proceeds from this offering in the priority set forth below within the first 12 months after successful completion of this offering.

The table below sets forth the use of proceeds from this offering is 100%, 50%, or 10% of the Shares were sold, respectively:

	100% of Shares Sold		50% of Shares Sold		10% of Shares Sold
Application of Proceeds	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total

Total Offering Proceeds	$75,000	100.00	$37,500	100.00	$7,500	100.00

Offering Expenses
Legal & Professional Fees	$5,000	6.67	$5,000	13.33	$5,000	66.67
Accounting Fees	$5,000	6.67	$5,000	13.33	$2,500	33.33
Transfer Agent Fees	$500	0.67	$500	1.33	$0	0.0
Edgar Fees	$5.35	0.007	$5.35	0.01	$0	0.0
Miscellaneous Expenses	$1,000	1.33	$1,000	2.67	$0	0.0
Total Offering Expenses	$11,500(1)	15.33	$11,500(1)	30.67	$7,500(2)	100.00

Net Proceeds from Offering	$63,500	84.67	$26,000	69.33	$0	0

Use of Net Proceeds
Website and Employment Ads	$2,500	3.33	$1,500	4.0	$0	0
Legal and Professional Fees	$3,800	5.07	$2,000	5.33	$0	0
Initial Inventory	$20,000	26.67	$15,000	40	$0	0
Retail Sales Supplies	$4,500	6.00	$3,000	8.0	$0	0
Marketing and Operations	$7,500	10.00	$4,500	12.0	$0	0
Working Capital	$25,200	33.60	$0	0	$0	0
Total Use of Net Proceeds	$63,500	84.67	$26,000	69.33	$0	0

Total Use of Proceeds	75,000	100.00	37,500	100.00	7,500	100.00

(1)

Offering expenses have been rounded to $11,500.

(2)

The remainder of offering expenses will be paid out of our cash on hand.

We anticipate that the proceeds from the sale of the maximum amount covered in this offering, along with anticipated future revenue from the initiation of our business plan, will allow us to operate for 12 months. Ms. Guldarelli, our sole officer and director, has determined that the maximum funds would be sufficient to cover our filing reports with the Securities and Exchange Commission, as well as to allow us to commence our initial business activities contemplated by the Company. However, there can be no assurance that the Company will raise any funds through this offering and if a limited amount of funds are raised, the Company will use such funds according to its best judgment.

Specifically, the Company will use any proceeds received to facilitate the development of the Company intended business, including our goal to identify and secure a reseller’s or resellers’ licenses. We have begun the process of identifying various wireless retailers and have additionally begun taking the necessary steps to complete the applications to become a licensed reseller. However, most (but not all) major wireless retailers require that a potential reseller have a minimum of $20,000-$25,000 in capital in order to allow the licensee to become a certified reseller. We will use the proceeds from this offering to assist the Company in obtaining the reseller's license(s) that the Company feels will have the most upside. Additionally, we plan to begin the process of seeking out traditional retail locations, including kiosks. We believe that if the full amount is raised hereunder, we will be able to initiate the leasing process. If the maximum amounts of funds are raised hereby, we intend to use the funds to secure our reseller’s license, identify and seek to acquire a retail location, and purchase initial inventory. We will also use any funds raised hereunder to pay for our accounting and legal fees.

If we raise fifty percent (50%) of the maximum amount of funds available under this offering, we intend to use such funds to secure our reseller’s license and to seek private financing through friends and family. In this instance, we estimate that we would spend up to $26,000 on acquiring the reseller's license, implementation of our initial business plan, including seeking out reasonable locations and to cover general working and administrative expenses.

However, if we raise nominal amounts under the offering we will likely have to seek out additional capital from alternate sources and if such funds are not available our business would likely fail and any investment would be lost. We intend to seek out additional funds from friends, family, and business acquaintances. As with any form of financing, there are uncertainties concerning the availability of such funds and the likelihood that such funds will be available to the Company on terms acceptable to us.

At this point we have not received any firm commitments or indications from any family, friends or business acquaintances regarding any potential investment in the Company.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

Norman Cay Development, Inc. has issued and outstanding as of the date of this prospectus 5,000,000 shares of Common Stock. The Company is registering an additional of 1,500,000 shares of its Common Stock for sale at the price of $0.05 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Shelley Guidarelli will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Ms. Guidarelli is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Ms. Guidarelli will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ms. Guidarelli is not, nor has she been within the past 12 months, a broker or dealer, and she is not, nor has she been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ms. Guidarelli will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Ms. Guidarelli will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if a qualification requirement is available and with which Norman Cay has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Penny Stock Regulation

Our Common Shares are not quoted on any stock exchange or quotation system. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

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contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

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contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

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contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

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contains a toll-free telephone number for inquiries on disciplinary actions;

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defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,

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contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

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bid and offer quotations for the penny stock;

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details of the compensation of the broker-dealer and its salesperson in the transaction;

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the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,

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monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

DILUTION

Net tangible book value per share represents the amount of the Company’s tangible assets less total liabilities, divided by the 5,000,000 shares of Common Stock outstanding as of April 30, 2010. Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of the Shares in this offering assuming the offering price of $0.05 per share of Common Stock and the pro forma net tangible book value per share of Common Stock immediately after completion of the offering.

After giving effect to the sale of the 1,500,000 Shares offered by the Company hereunder, at an Offering Price of $0.05 per share the pro forma net tangible book value of the Company at April 30, 2010, would have been $69,295 or $0.01 per share, representing an immediate increase in tangible book value of $0.01 per share to existing shareholders and an immediate dilution of $0.04 per share to purchasers of the Shares.

The following table illustrates the foregoing information with respect to new investors on a per share basis:

	1,500,000 Shares	750,000 shares	500,000 shares
Offering price per share	$0.05	0.05	0.05
Net tangible book value per share before Offering	$(0.00)	(0.00)	(0.00)
Increase per share attributable to new investors	$0.01	0.01	0.00
Pro forma net tangible book value per share after Offering	$0.01	0.01	0.00
Dilution per share to new investors	$0.04	0.04	0.05

DESCRIPTION OF PROPERTY

We currently are using a portion of our Chief Executive Officers' home as our corporate headquarters, this space is located at 4472 Winding Lane in Stevensville, MI 49127 and we are using the space rent-free. As of the date of this filing, we have not sought to move or change our office site. Additional space may be required as we expand our operations. We do not foresee any significant difficulties in obtaining any required additional space. We currently do not own any real property.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 250,000,000 Shares of Common Stock, $0.001 par value per Share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control. However, there exists such provisions in our charter that may make a change of control more difficult.

The holders of our Common Stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs. Our Common Stock does not provide the right to preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities

Preferred Stock

The Company’s Articles of Incorporation authorize the issuance of 10,000,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by our Board of Directors. As of the date hereof there have been no shares of Preferred Stock designated. The following is a summary of the material rights and restrictions associated with our Preferred Stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

Dividends

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants & Options

There are no outstanding warrants or options to purchase our securities.

Transfer Agent and Registrar

Our transfer agent is Action Stock Transfer, 7069 S. Highland Drive, Suite 300, Salt Lake City, UT 84121 and its phone number is (801) 274-1088. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

 No Public Market for Common Stock

There is currently no public trading market for our Common Stock and no such market may ever develop. While we intend to seek and obtain quotation of our Common Stock for trading on the OTC Bulletin Board (“OTCBB”), there is no assurance that our application will be approved. An application for quotation on the OTC Bulletin Board must be submitted by one or more market makers who: 1) are approved by the Financial Industry Regulatory Authority ("FINRA"), 2) who agree to sponsor the security, and 3) who demonstrate compliance with SEC Rule 15(c)2-11 before initiating a quote in a security on the OTC Bulletin Board. In order for a security to be eligible for quotation by a market maker on the OTC Bulletin Board, the security must be registered with the SEC and the company must be current in its required filings with the SEC. There are no listing requirements for the OTC Bulletin Board and accordingly no financial or minimum bid price requirements. We intend to cause a market maker to submit an application for quotation to the OTC Bulletin Board upon the effectiveness of this registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Rule 144

All of the presently outstanding shares of our Common Stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we are classified as a “shell company” under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. As such, all restricted securities presently held by the founders of our company may not be resold in reliance on Rule 144 until: (1) we file Form 10 information with the SEC when we cease to be a “shell company”; (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company. See also the factor entitled Shareholders who hold unregistered shares of our Common Stock are subject to resale restrictions pursuant to Rule 144, due to our status as a “shell company,” above.

INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF NORMAN CAY DEVELOPMENT, INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1 THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

DESCRIPTION OF OUR BUSINESS

Business Overview

Norman Cay Development, Inc. was incorporated in the State of Nevada on April 28, 2010. We intend to be an authorized reseller of wireless telephones and service plans. We believe that our success will depend on our ability to promote products and services consistent with the rapidly changing wireless industry. We will also need to anticipate and respond to the changing technologies and consumer demands by adjusting our inventories and services accordingly. Our goal is to become a successful retailer of wireless telephones and service plans with our initial operation in Michigan or elsewhere in the Midwest, where we will endeavor to establish and maintain a balanced company through both storefront and kiosk locations.

We have not applied for a reseller's license and although we have not obtained any reseller’s license, to date, we plan to seek out and establish mutually beneficial relationships with various wireless wholesalers through which we will act as an authorized reseller. We have begun the process of identifying various wireless wholesalers and have additionally begun taking the necessary steps to complete the applications to become a licensed reseller. However, most (but not all) major wireless wholesalers require a company to be funded with a minimum of $20,000 - $25,000 in order to allow the licensee to become a certified reseller. We will use the proceeds from this offering to assist the Company in obtaining the reseller's license(s) that the Company feels will have the most upside.

According to a recent industry survey conducted by CTIA - The Wireless Association® (“CTIA”), some 50-70 million customers purchase new wireless service each year and one in six Americans still do not own cell phones. The recent boom of social networking websites, including Twitter and Facebook, are helping drive the wireless marketplace. Many potential customers are being driven into the wireless marketplace as the digitalization of music, photos, navigation, videos, text messages and email have become increasingly more pervasive over the past 10 years. According to the same CTIA survey, "wireless data service revenues increased 25.7% from the last half of 2008 to reach more than $22 billion for the last half of 2009. Wireless data revenues, which represent what consumers spend on non-voice services, were more than 28% of all wireless service revenues." The survey also illuminates the increasing popularity of text and instant messaging; during 2009 there were 1.5 trillion text messages sent over wireless networks.

Further, according to Plunkett Research, Ltd., ("Plunkett Research") there were an estimated 285 million cellular telephone subscriptions in the United States alone. Further, CTIA estimates that the American cell phone industry employs some 249,000 persons and that U.S. wireless service companies have continually increased over the past few years. The numbers continue to increase in the United States for those seeking lower cost plans.

We intend to take advantage of the continued growth in the wireless sector and we will seek to initially become an established reseller in the Stevensville, Michigan area. Stevensville, Michigan, is located in Berrien County, Michigan, approximately thirty miles northwest of South Bend, Indiana and sixty miles east of Chicago, Illinois. Stevensville is an urban area with a median household income of $46,000 per year. This is slightly less than the median income for the State of Michigan.

We intend to become authorized resellers of technology from the AT&T, Cricket, and Sprint networks, which will allow customers the freedom to choose the service that is right for them. Once we have attained reseller licenses from wireless wholesalers, we will then seek to hire a knowledgeable sales staff that can answer any and all questions that our potential customers may have relating to wireless products and services. We intend to grow into a wireless retailer with multiple suppliers and to successfully promote our products, provide customers with a knowledgeable sales staff, and create a retail atmosphere that is much more intimate than that of large network store. We believe that Norman Cay will help customers seeking wireless products and services feel more comfortable about purchasing a wireless solution.

We plan to sell our products and services primarily through retail locations, including kiosks, which we will identify as we begin to implement our business plan. We will attempt to strategically place our future retail locations in order to focus on our target customer demographic and provide the most efficient market coverage while minimizing cost.

Until we begin substantive operations, we will not be able to adequately assess what strategies for growth will be most appropriate. However, we envision our success being attributable to our ability to:

•

attract new customers more quickly than other wireless providers by providing customers with various wireless solutions conveniently in one location;

•

sustain lower operating costs per customer compared to other wireless retailers by conducting future operations from kiosks; and,

•

deploy our capital more effectively by building our product’s and service’s base to cover a wide range of styles and service plans to suit a wide range of potential customers.

We believe that our business model is scalable and can be either expanded or retracted based on the relative success of our future operations.

Although we were only recently incorporated and have not yet commenced substantive operations, we believe that conducting this offering will allow the Company added flexibility to raise capital in today's financial climate. Although there can be no assurance that we will be successful in our attempt to sell 100% of the shares being registered hereunder, we believe that investors in today's markets demand full transparency and by our registering this offering we will be able to capitalize on this fact. The Company intends to begin operations in the coming months and believes it will be able to do so even if no funds are raised hereunder. However, we caution any potential investor to carefully consider all of the risks associated with any investment in the Company as there is a significant likelihood that our business will not become successful and that your entire investment may be lost.

Obtaining a Resellers License

In the current marketplace, the most common and easiest way of becoming a licensed reseller is by contacting a master dealer. The master dealer will typically have a contract with a major carrier (i.e. Verizon, Cricket, Sprint, AT&T) that will authorize the master dealer to establish and maintain reseller's licenses with local and regional retailers. The master dealer will operate as the conduit to the major supplier or to major suppliers; some have only one cell phone carrier that they represent and others may represent multiple carriers.

The process of identifying and contracting with a master dealer is not always an easy task, and may require proof of adequate capitalization and a solid business plan prior to contracting with any potential reseller. Once licensed, the master dealer will typically provide basic training and support; they may provide collateral items necessary to launch our retail efforts (posters, brochures, paper contracts) and they will act as the supplier for our cell phone inventory. Additionally, the master dealer will provide the activation system for new service activation and typically they will be responsible for paying commissions to us for the new activations.

Once under contract, the sale of a variety of licensed products will be a key element of our strategy and we intend to expand our offerings of licensed products over the coming years. Under typical license agreements with any master dealer, we will be generally required to achieve minimum net sales of licensed products, pay guaranteed minimum royalties, and make specified royalty and advertising payments (usually based on a percentage of net sales of licensed products). Failure to satisfy the requirements or otherwise meet our obligations under a potential license agreement usually grants the licensor the right to terminate our license. Once we obtain a reseller’s license, we will file this agreement as an exhibit to this S-1 Registration Statement.

First Year Operations

Our initial plan of operations calls for the Company to finalize the application process with several wireless providers and/or master dealers. This will typically require the Company to show initial capital in the range of $20,000-$25,000. If we receive the funds necessary to become an authorized reseller for one or more wireless service providers, we will execute reseller agreements and begin seeking out adequate kiosk space from which we can begin our operations. Initially, we intend to use proceeds from this offering to secure the reseller’s license, identify and secure the retail location and purchase initial inventory. We anticipate the process of finalizing the reseller's license, securing retail space and ordering inventory will take approximately 2-7 months. We believe that by seeking out multiple resellers licenses we will be able to accommodate our client base by providing long-term, short-term or month-to-month service plans that best fit the customer's financial needs. Initially, our target customers will be those customers who do not already have a wireless provider. As we grow our customer base, we hope to gain the attention of customers who have existing wireless services and to switch them over to our products and services.

We anticipate that our retail location will cost approximately $1,200-$1,400 per month and that we may have to commit to a long-term lease in order to receive the lowest rent possible. As the Company has a limited operating history, we expect that a large security deposit and significant time commitment will be required in order for the Company to secure a lease. However, as we intend to initially seek out kiosk space, we anticipate more favorable terms with a kiosk rental agreement. The Company has conducted market research in Stevensville, Michigan and the surrounding areas, where space, both retail and kiosk, is available. Such locations have much lower monthly rental fees as compared to our monthly budgeted rental expense. Additionally, due to the current financial conditions in the area, retail space is being offered with many incentives. Management believes that kiosk space has a higher turnover rate than traditional commercial real estate. Accordingly, we will attempt to leverage a rental agreement on terms most favorable to the Company. While the town of Stevensville, Michigan has a small population, we are located within a major suburban area and the surrounding larger cities have much denser populations. Accordingly, we do not consider  target customers only those residing in Stevensville, but also in the surrounding area. Our suburban location within Berrien County, which has a reported population of approximately 160,000, coupled with the proximity to major urban cities, such as Chicago and South Bend, creates significant  market potential since the more populous an area is, the greater chance of having a high cell phone service demand. For instance according to the US Census Bureau, the city of South Bend, Indiana has a population of approximately 107,000 and is located less than 40 miles away from Stevensville; the city of Grand Rapids, Michigan has a population of approximately 197,000 and is approximately 100 miles away from Stevensville, and Chicago, Illinois has an approximate population of 2.9 million and is located less than 100 miles away from Stevensville.

Our competitors in larger and more populous cities such as South Bend, Grand Rapids, and Chicago that surround Stevensville, Michigan will primarily be licensed retail resellers.  As there is substantial and increasing competition in all aspects of the wireless communications industry, including the retail sector, we will compete for new and existing wireless communication customers based principally on our reputation, customer service, price and special offerings. Our principal competitors will be principally franchise stores, including Verizon, Sprint Nextel and T-Mobile, which collectively serve over 90% of the U.S. wireless market. Other direct competitors will include regional carriers, such as Alltel and U.S. Cellular, niche carriers, such as MetroPCS and Cricket Communications Inc., and other resellers.

We anticipate that most, if not all, of our competitors will have greater name and brand recognition and access to greater amounts of capital and established relationships with a larger base of current and potential customers. Because of their size and bargaining power, our competitors may be able to purchase equipment, supplies and services at lower prices than us in the initial stages of our development.  As a result, our operations may be significantly and negatively impacted by our larger, more established competitors.  Once we commence operations, if we are not able to generate enough revenue by attracting new and existing wireless communications customers and/or by enticing customers to purchase from us rather than from our larger, more established competition, we may be forced to cease operations.

Concurrently, we will use any additional funds raised under the offering to begin assessing the level and scope of our potential marketing plan, and we will seek to retain a qualified consultant to assist the Company with our marketing and sales strategy. We have not sought out any qualified consultants at this time; therefore, we are unable to estimate how much it will cost to retain a qualified consultant. If we are able to augment funds raised hereunder with additional sales of our licensed product line, we believe that the Company will be able to initiate its operational plan on a limited basis, with the scope and breadth of such plan to be determined based on the financial condition of the Company at such time.

Additionally, during the following twelve month period, we anticipate that we will begin to generate revenues sufficient to cover our initial operating costs. This is important, as we anticipate that additional funding will be in the form of debt financing or equity financing from the sale of our Common Stock or sales of convertible promissory notes that are convertible into shares of our Common Stock. We will seek out additional funds from friends, family, and business acquaintances; however, there is no guarantee that such funds will be available. At this point we have not received any firm commitments or indications from any family, friends or business acquaintances regarding any potential investment in the Company and if we do not obtain the necessary additional financing, we will be forced to scale back our plan of operations and our business activities.

We intend to use any such funds raised hereunder to implement our business plan as discussed herein, and if we are not successful in raising funds under this offering, we will seek out debt or equity financing from any and all sources available to the Company and its Management. Once we are beyond start-up costs we believe we will need around $8,500 per month in operating costs. This estimate is based on the following: i) renting a store or kiosk, priced on the high end around $1,200; ii) a salary of around $2,000 per month based on 4 part time employees working for around 15 hours each, making $8.50 per hour; iii) commercial rental insurance of $300 per month; and iv) monthly inventory supply budgeted at $5,000 will get us about 25 phones per month costing on average $200 per phone. In order to ensure that costs are being kept under control in our initial stages of development, we have sought to eliminate all unnecessary costs, which will allow us to focus on raising sufficient capital to initiate our business plan. Our current cash position will not allow us to expand and will keep our operations minimal. If we are unable to improve our current cash position by receiving funds under this offering, we may need to seek out debt or equity financing from other sources.

Timeline of Anticipated Operational Milestones

The Milestones table hereunder is designed to be a working plan for the initial stages of the Company's business activities, including legal negotiations, hiring of personnel, commercial retail space rental, building of initial inventory, beginning of marketing, and the start of physical operation.

Timeline	Activity	Anticipated Costs	Description of Milestone Activity
0-2 Months	Raise Capital through the sale of registered stock	$1,000 - $2,000 in anticipated general and administrative expenses.	The Company does not foresee any reason that this phase of our anticipated activities would be delayed.
1-3 Months	Identify and pursue initial reseller's license.	*$20,000 - $25,000 in capital must have been raised.

As discussed herein, typical reseller licenses will only be granted when the applicant can show that the Company is adequately capitalized to initiate its business plan. According to our initial research, this requirement is typically in the $20,000 to $25,000 dollar range. Our initial application will be based on the Company's financing and our assessment of which provider will be able to provide the most flexible and low cost monthly and data plans.

(*These funds will remain available to the Company for capital expenditures; the requirement is to show adequate capitalization, not to keep this amount of cash on hand.)

	Begin process of identifying and negotiating lease of kiosk space or retail space	$500 - $1,000 anticipated for legal fees in order to effectively negotiate and complete any lease.

The Company has contacted locations where space, both retail and kiosk, is available. Due to the current financial conditions in the area, retail space is being offered with many incentives. We do not foresee any significant difficulties in identifying and securing adequate retail space.

	Begin placing ads in local media seeking qualified sales associates and begin the hiring process.	$500 - $1000 - We will only pay to place ads in local newspapers if we are unable to adequately utilize free internet job websites.

We anticipate seeking out sales persons with sales experience in the wireless industry. We will offer no benefits and will base our hourly wages on what is customary for retail sales in our initial region. We do not anticipate offering a commission structure; however, commissions may be implemented once we have begun complete operations.

	Finalize legal process for hiring employees in the State of Michigan.	$500 - $800 in anticipated legal fees.	Assuming the Company's financing meets our expectations, we do not foresee any reason that this activity would be delayed or suspended.
2-4 Months	Begin substantive work on the Company's website once the address is secured. Web address: www.nccellular.com	$1000 - $1,500 to develop the initial basic webpage.

Our initial webpage will contain basic information relating to store hours and location. However, as revenue increases or financing becomes available, we intend to expand the website to include carriers, plans, phones and any special deals we may be offering. Web development is an important part of any business in today's competitive marketplace and we intend to allocate resources to maintaining a web presence as such funds become available to the Company.

	Begin the hiring process.	We will offer hourly wages beginning at $8.50 per hour up to $10.00 per hour for those employees with retail experience.

The number of anticipated employees we will hire depends on the success of our capital raising and future financings. If we determine that a kiosk is the most cost efficient and effective way to get a foothold in the marketplace, then our employee needs will be less than if we decided that a traditional brick and mortar store is more in line with our projected success. We are confident that there is an adequate pool of candidates willing to work for our stated wages.

2-6 Months	Acquisition of items related to our retail sales efforts.	$3,000 - $4,500 - in uniform costs, collateral, posters, computer-based inventory and pricing system and other items necessary to launch the NC Cellular brand.

We have contacted a retail solution provider operating in our area. As we move closer to finalizing our retail lease we will further our discussions based on our needs. Additionally, we have located several uniform suppliers on the internet and will contact such providers as we move forward with our business development.

	Begin acquisition of initial inventory.	$15,000 - $20,000 anticipated in initial inventory costs.

We will purchase our initial inventory, which we anticipate will include new models of cell phones, pay-as-you-go cell phones and cell phone accessories. By making agreements directly with specific cell phone companies for deals, new releases, and special model announcements, we will have a competitive edge.

5-7 Months	Begin marketing	$2,000 - $3,500

We anticipate most of our initial marketing costs will be related to our "grand opening" complete with special promotional packages, deals and "limited time only" sales. We will also explore using handout flyers and classified announcements to announce our opening.

	Begin operations	$2,500 - $4,000	We anticipate allocating these funds to be used for miscellaneous operational expenses as we approach our opening.

As set forth in the table above, on the low estimate we anticipate total "start-up" costs to be approximately $26,000 and $38,300 on the high end of the forgoing estimates. We anticipate being able to receive competitive pricing for most items relating to the infrastructure of the store/kiosk and we intend to seek out used or refurbished items to any extent available. We anticipate that if we raise the maximum amount available under this offering, that additional financing will still be necessary in order to cover the costs of continued legal, accounting and managerial aspects of our growth. Any additional financing we seek will likely be in the form of debt financing or equity financing from the sale of our Common Stock or sales of convertible promissory notes that are convertible into shares of our Common Stock. We will seek out additional funds from friends, family, and business acquaintances; however, there is no guarantee that such funds will be available. If we do not obtain the necessary additional financing, we will be forced to scale back our plan of operations and our business activities. We have not received any firm commitments or indications from any family, friends or business acquaintances regarding any potential investment in the Company.

At this time, neither the Company nor management have any plans, or have entered into any discussions, written or unwritten, with any third-party relating to any merger acquisitions or business combination transactions. The Company and its Management are committed to the foregoing plan of operations and will use all reasonable means to effectuate the Company's business plan.

Our Planned Products and Services

We anticipate generating our revenue through the following means:

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Prepaid Activations and Recharge: We intend to heavily market and offer prepaid phones. These phones are extremely popular with persons who do not want a fixed monthly bill, long-term contract, have poor credit histories, and for those who are new to cellular phones and do not intend to use the phone extensively. Revenue is generated in one of two ways, (i) the mark-up from wholesale to retail price of the pre-paid phone; and, (ii) commissions paid on pre-paid calling cards and pre-paid minutes;

•

New Contract Activations: When our sales team is able to sell a potential customer a new long-term service plan, typically a one to two year contract, our commission will range from $75.00-$250.00 depending on the carrier, service plan sold, contract period and additional features;

•

Upgrades/Contract Extensions: A contract or upgrade occurs at the end of contract period should the customer decide to extend the contract period;

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Service Plan Add-ons: Add-ons typically include services like unlimited text messaging packages, Smartphone email and business professional packages, and/or an internet packages to their existing phone plans;

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Accessory Sales: We intend to offer a multitude of cell phone accessories, such as cases, chargers, and hands-free headsets.

Advertising and Marketing

Our marketing strategy will begin with word of mouth, which will always be our most important means of promotion. If we generate sufficient revenues, we intend to implement an advertising and marketing campaign to increase awareness of Norman Cay and to acquire new customers through multiple channels, including traditional and online advertising. We believe that the use of multiple marketing channels reduces reliance on any one source of customers, maximizes product awareness and promotes customer acquisition.

We plan to brand and market our website which will be found at www.nccellular.com. Initially we intend our website to relate simple and efficient information about the Company, (e.g. location, hours, basic services offered, etc.). However, we know that a website with a great design, easy navigation, and purchasing capability is a key factor to online shopping and Company growth. Once our website is fully developed, we will begin to market and advertise our website with cost-effective online marketing tools. We will begin with search engine optimization (SEO) of our website. This will increase our websites ranking on search engines within organic keyword searches. There are many different ways to improve SEO of a website, and many companies can charge up to $15,000 to provide SEO. We plan on initiating the SEO of our website ourselves to keep our costs down.

If our online marketing efforts prove to be successful, we will instill a print media campaign that will be focused in southwestern Michigan. We anticipate using handouts in front of or near our retail location, and move towards print advertising in newspapers and magazines. We will also use marketing collateral such as brochures and posters to provide to our customers with information about our services, plans, those carriers we are resellers for and any other information deemed beneficial to assist our potential customers in choosing NC Cellular as their wireless solution provider. We will use display units, brochure holders and cell phone displays to whatever extent those items are made available from our suppliers. We believe we may be able to obtain some display unit collaterals from our suppliers. However, until our suppliers decide to give us collateral, we may need to purchase it directly. We estimate around $100-200 to get all of the small retail display units in place. According to our research, after a few months of operation, with a solid number of activations each month, our suppliers will be allocating specific collateral for us to use in our store, which will make our store look more authentic to potential and existing customers.

Additionally, we will explore outdoor signs, as they are a great way to promote our store. Outdoor signs can be purchased from any number of sign manufacturers. The costs of creating outdoor signs can vary depending on the type of sign, but we expect to pay anywhere from $250-500 to have them created.

The Industry

The wireless communications industry is experiencing significant technological change, as evidenced by the ongoing improvements in the capacity and quality of digital technology, the development and commercial acceptance of wireless data services, shorter development cycles for new products and enhancements and changes in end-user requirements and preferences. In the future, competitors may seek to provide competing wireless telecommunications service through the use of developing technologies such as Wi-Fi, WiMax, and VoIP. We plan on implementing and offering future technological innovations so as not to lose customers and keep up with these changes.

According to a recent report published by the Plunkett Research, the global telecommunications industry will generate approximately $1.3 trillion in the United States alone in 2010. Further, from the end of 2008 to July 2010, there was an estimated increase of one billion cell phone users worldwide, bringing the current estimate to 5 billion subscribers. It is clear that the wireless handset has evolved and continues to evolve beyond a simple wireless telephone. The cell phone is becoming the primary communication link to the world as well as a personal entertainment center and source of information. We anticipate that this market will continue to grow and that more users will be attracted to lower pricing models and short-term or no-term contracts, including prepaid models. As the market for cell phone users worldwide grows, we hope this will translate into increased cell phone usage in Michigan, particularly in the Stevensville area. As cell phone usage in areas increase, the demand for better service increases and more cell phone companies could petition to construct additional cell phone towers, thereby meeting the increased demand. The increase of cell phone towers in the Stevensville area would further supplement the growth potential of cell phone usage in the targeted area. Additionally greater cell phone usage worldwide means greater cell phone usage in cities in the United States with large populations, and as discussed above, Stevensville is conveniently located next to more populous cities.

Competition

The market for distributing wireless phones and accessories is intensely competitive. The Company will compete for sales of wireless phones and accessories with a multitude of wireless communications device distributors, manufacturers and licensed resellers. The Company expects that it will compete with these other service providers principally on the bases of the wireless carrier plans and additional services it is able to offer and the Company's ability to acquire and retain adequate inventory and personnel. The Company will also compete on the bases of service quality and price. Our competitors primarily will be retail licensed resellers. Accordingly, there is substantial and increasing competition in all aspects of the wireless communications industry, including the retail sector. Our competitors in larger and more populous cities such as South Bend, Grand Rapids, and Chicago that surround Stevensville, Michigan will primarily be licensed retail resellers.  As there is substantial and increasing competition in all aspects of the wireless communications industry, including the retail sector, we will compete for new and existing wireless communication customers based principally on our reputation, customer service, price and special offerings. Our principal competitors will be principally franchise stores, including Verizon, Sprint Nextel and T-Mobile, which collectively serve over 90% of the U.S. wireless market. Other direct competitors will include regional carriers, such as Alltel and U.S. Cellular, niche carriers, such as MetroPCS and Cricket Communications Inc., and other resellers.

We anticipate that most, if not all, of our competitors will have greater name and brand recognition and access to greater amounts of capital and established relationships with a larger base of current and potential customers. Because of their size and bargaining power, our competitors may be able to purchase equipment, supplies and services at lower prices than us in the initial stages of our development.  As a result, our operations may be significantly and negatively impacted by our larger, more established competitors.  Once we commence operations, if we are not able to generate enough revenue by attracting new and existing wireless communications customers and/or by enticing customers to purchase from us rather than from our larger, more established competition, we may be forced to cease operations.

Our ability to compete successfully will depend, in part, on the quality of our inventory and service plans, and handsets we offer, customer service, as well as our marketing efforts and our ability to anticipate and respond to various competitive factors affecting the industry. These factors include the introduction of new services and technologies, changes in consumer preferences, demographic trends, economic conditions, and pricing strategies of competitors. As a result of competition, we may be required to:

•

increase overall spending to ensure we are offering the best quality products and services to our customers;

•

continually assess and evaluate our service plans and other offers to ensure that we are offering the most compelling and affordable products and services; and,

•

increase our advertising, promotional spending, commissions and other subscriber acquisition costs.

The Company’s ability to successfully compete will largely depend on the ability to continually anticipate and respond to competitive factors affecting the industry including, changing outsourcing requirements, new products, changes in consumer preferences, demographic trends, international, regional and local economic and financial conditions and our competitors' discount pricing and promotional programs. As the wireless communications markets continue to mature, and as the Company may seek to enter into additional markets and offer new products, we expect that the competition that the Company faces will intensify.

MANAGEMENT DISCUSSION AND ANALYSIS

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF NORMAN CAY DEVELOPMENT, INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1.

RESULTS OF OPERATIONS

No income was recorded for the period from inception through the date of this Report.

LIQUIDITY AND CAPITAL RESOURCES

Our current cash balance is $2,739. We are a development stage company and during the period from inception on April 29, 2010 to July 31, 2010, we have generated no revenue.  As at July 31, 2010, we have a working capital deficit of $38,253 compared with a working capital deficit of $5,705.  The increase in the working capital deficit was attributed to the issuance of an additional $29,994 of note payable that was used to finance professional fees and general operating costs of the Company during the three months ended July 31, 2010.

On April 29, 2010, the Company received the amount of $9,928 from Mr. Steve Ross (“Mr. Ross”). The total amount received was unsecured, due interest at 10% per annum, and due on demand. The terms of the advance were not initially memorialized in an agreement.

On May 10, 2010, the Company issued a Promissory Note to Mr. Ross in the amount of $29,928, which amount includes the $9,928 advance that was not previously reduced to writing. Under the terms of the Promissory Note, the amount is unsecured, due interest at 10% per annum, and due on or before May 10, 2011.

Subsequent to the period ended July 31, 2010, on October 19, 2010, the Company amended the terms of the Promissory Note to include an additional $9,994 loaned by Mr. Ross on July 21, 2010 and $25,494 loaned on September 23, 2010.  Per the terms of the Amended Promissory Note, the total amount of $65,416 is unsecured, due interest at 10% per annum, and due either on July 31, 2011 or after the Company has generated $150,000 in revenue, whichever is later.

The Company intends to repay this Amended Promissory Note through revenue generated from the execution of the Company's business plan, consistent with the express terms of the Amended Promissory Note. The Company has no plans to use any funds generated from the proceeds of this offering to pay off the Amended Promissory Note.

The Company will have to generate at least $150,000 in revenue before the Amended Promissory Note becomes due.  Any repayment of the Amended Promissory Note prior to the Company generating sufficient revenue to do so would have a significant negative impact on the Company's ability to initiate its business plan.

The Company will require additional financing to continue operations–either from management, existing shareholders, or new shareholders through equity financing. The Company will seek out any and all additional financing sources; however, there is no guarantee regarding the availability or likelihood of such funds being available to the Company, on terms acceptable to us. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

EXPENSES AND NET LOSS

July 31, 2010

For the three month period ended July 31, 2010, we incurred losses totaling $32,548 comprised of $25,500 relating to legal and accounting fees with respect to our Form S-1 registration process, general and administrative expenses of $6,313 relating to overhead costs incurred during our normal business operations, and interest expense of $735 resulting from accrued interest on our note payable.

April 30, 2010

For the period from inception, April 29, 2010 to April 30, 2010, we have incurred losses totaling $5,705 comprised of $5,000 of professional fees and $705 of incorporation costs and other start-up administrative fees.

CASHFLOWS

Since inception, we have primarily financed our operating and investing cash flow needs through debt financing from private investors. The proceeds from, and the utilization of, all these methods have been, and Management believes will continue to be, sufficient to keep the operations funded and the business moving forward.

For the three months ended July 31, 2010, the Company used $32,173 of cash flows for operating activities related mainly to payment of professional fees with respect to the S-1 registration process, and for general and administrative costs.  The Company supported the use of the cash for operating activities with proceeds of $29,994 from financing activities through the issuance of a note payable.

The Company's financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of April 30, 2010, the Company has not recognized any revenue, and has an accumulated deficit of $5,705. Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, and amounts due to related parties. Pursuant to ASC 820 and 825, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Recent Accounting Pronouncements

In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend. This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis. The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010. The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

Since inception, we have had no changes in or disagreements with our accountants. Our audited financial statements have been included in this Prospectus in reliance upon M&K CPAS, PLLC, Independent Registered Public Accounting Firm, as experts in accounting and auditing.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of our current director and executive officer, Shelley Guidarelli. Our Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of stockholders, death, resignation or removal by the Board of Directors.

Name	Age	Position
Shelley Guidarelli	57	Director, Chairman, President and CEO

Ms. Shelley Guidarelli has been the President, owner, recruiter, and consultant of her business, Guidarelli Staffing Solutions, LLC, since 1985. She is also currently the Contract Recruiting Partner for CPGjobs, where she has been employed for 8 years, and her business, Guidarelli Staffing Solutions, LLC, is an affiliate of CPGjobs. Both companies provide search services for companies looking to fill open positions. Ms. Guidarelli has extensive experience in Corporate Sales, Business Development, and client management and brings strong industry knowledge and competitive skills in her approach to business.

EXECUTIVE COMPENSATION

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our sole officer and director for the period from April 29, 2010 (inception) to April 30, 2010. Our board of directors may adopt an incentive stock option plan for our executive officers that would result in additional compensation.

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other compensation ($)	Total ($)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Shelley Guidarelli (1)	Chairman, CEO and President	2010	$-0-	-0-	$5,000(2)	-0-	-0-	-0-	-0-	-0-

Notes to Summary Compensation Table:

(1)

Pursuant to a Management Agreement dated May 1, 2010, Shelley Guidarelli agreed to act as our President and Chief Executive Officer, and Chairman of the Board of Directors. Additionally, she has agreed to act as our sole officer and director and currently devotes approximately 15-20 hours per week to manage the affairs of the Company. Ms. Guidarelli received a stock award of 5,000,000 shares of the Company's Common Stock in exchange for such activities related to the Company's pre-incorporation activities and costs associated with the Company’s formation. Additionally, pursuant to the Management Agreement, Ms. Guidarelli shall receive a monthly fee of $2,500 per calendar month. Such Fee may be converted into shares of the Company's Common Stock at a conversion rate to be determined by and between the Company and Ms. Guidarelli from time to time. Such fee shall be payable on the last day of each calendar quarter. As of the date of this Filing, all compensation due and owing Ms. Guidarelli is being accrued and deferred until such time that Ms. Guidarelli believes it to be in the best interest of the Company to pay any such amounts due and owing. There are no annuity, pension or retirement benefits proposed to be paid to our current officer and director and employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

(2)

The stock awards to Shelley Guidarelli were issued beginning April 29, 2010 for services rendered in connection with the formation of the Company. This dollar estimate is based on the grant date aggregate fair value at the close of business in accordance with FASB ASC Topic 718.

Outstanding Equity Awards Since Inception:

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

We currently have no Long-Term Incentive Plans.

Director Compensation

None.

Security Holders Recommendations to Board of Directors

Shareholders can direct communications to our Chief Executive Officer, Shelley Guidarelli, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Ms. Guidarelli collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

CODE OF ETHICS

Effective as of the date hereof, the Board of Directors has not adopted a Code of Ethics for our directors, officers and employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at September 28, 2010, with respect to the beneficial ownership of shares of common stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of common stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of September 28, 2010, we had 5,000,000 shares of common stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)
Common Stock	Shelley Guidarelli 4472 Winding Lane Stevensville, MI 49127	5,000,000	100%
	Total	5,000,000	100%

(1)

Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

We are not aware of any arrangements that could result in a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to a Management Agreement dated May 1, 2010, Shelley Guidarelli agreed to act as ours President and Chief Executive Officer, and Chairman of the Board of Directors. Additionally, she has agreed to act as our sole officer and director and currently devotes approximately 15-20 hours per week to manage the affairs of the Company. Ms. Guidarelli received a stock award of 5,000,000 shares of the Company's common stock in exchange for such activities related to the Company's pre-incorporation activities and costs associated with the Company's' formation. Additionally, pursuant to the Management Agreement, Ms. Guidarelli shall receive a monthly fee of $2,500 per calendar month. Such Fee may be converted into shares of the Company's common stock at a conversion rate to be determined by and between the Company and Ms. Guidarelli from time to time. Such fee shall be payable on the last day of each calendar quarter. As of the date of this Filing, all compensation due and owing Ms. Guidarelli is being accrued and deferred until such time that Ms. Guidarelli believes it to be in the best interest of the Company to pay any such amounts due and owing. There are no annuity, pension or retirement benefits proposed to be paid to our current officer and director and employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Except for the above disclosure, none of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A)

any of our directors or executive officers;

(B)

any nominee for election as one of our directors;

(C)

any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our Common Stock; or

(D)

any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Experts

M&K CPAs, PLLC, our independent registered public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. M&K CPAs, PLLC has presented its report with respect to our audited financial statements.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•

for any breach of the director’s duty of loyalty to the Company or its stockholders;

•

for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•

under Nevada Revised Statures for the unlawful payment of dividends; or

•

for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of her fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of her fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document. For further information with respect to us and the Common Stock, reference is hereby made to the registration statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. We also make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please contact Ms. Shelley Guidarelli, our President and Chief Executive Officer.

NORMAN CAY DEVELOPMENT, INC.

(A Development Stage Company)

Financial Statements

For the Period Ended July 31, 2010 (unaudited) and April 30, 2010

Balance Sheet (unaudited)

F-2

Statement of Operations (unaudited)

F-3

Statement of Cash Flows (unaudited)

F-4

Notes to the Financial Statements (unaudited)

F-5

NORMAN CAY DEVELOPMENT, INC.

(A Development Stage Company)

Balance Sheet

(Expressed in US dollars)

(unaudited)

	July 31, 2010 $	April 30, 2010 $

ASSETS

Cash	2,739	4,918

Total Assets	2,739	4,918

LIABILITIES

Current Liabilities

Accounts payable	335	695
Accrued liabilities	735	–
Note payable	39,922	9,928

Total Liabilities	40,992	10,623

STOCKHOLDERS’ DEFICIT

Preferred Stock
Authorized: 10,000,000 preferred shares with a par value of $0.001 per share
Issued and outstanding: nil preferred shares	–	–

Common Stock
Authorized: 250,000,000 common shares with a par value of $0.001 per share
Issued and outstanding: 5,000,000 common shares	5,000	5,000

Additional paid-in capital	(5,000)	(5,000)

Accumulated deficit during the development stage	(38,253)	(5,705)

Total Stockholders’ Deficit	(38,253)	(5,705)

Total Liabilities and Stockholders’ Deficit	2,739	4,918

(The accompanying notes are an integral part of these financial statements)

NORMAN CAY DEVELOPMENT, INC.

(A Development Stage Company)

Statement of Operations

(Expressed in US dollars)

(unaudited)

	For the Three Months Ended July 31, 2010 $	Accumulated from April 29, 2010 (Date of Inception) to July 31, 2010 $

Revenues	–	–

Operating Expenses

General and administrative	6,313	7,018
Interest expense	735	735
Professional fees	25,500	30,500

Total Operating Expenses	32,548	38,253

Net Loss	(32,548)	(38,253)
Net Loss per Share – Basic and Diluted	(0.01)
Weighted Average Shares Outstanding – Basic and Diluted	5,000,000

(The accompanying notes are an integral part of these financial statements)

NORMAN CAY DEVELOPMENT, INC.

(A Development Stage Company)

Statement of Cashflows

(Expressed in US dollars)

(unaudited)

	For the Three Months Ended July 31, 2010 $	Accumulated from April 29, 2010 (Date of Inception) to July 31, 2010 $

Operating Activities

Net loss for the period	(32,548)	(37,918)

Changes in operating assets and liabilities:

Accounts payable	(360)	–
Accrued liabilities	735	735

Net Cash Used In Operating Activities	(32,173)	(37,183)

Financing Activities

Proceeds from note payable	29,994	39,922

Net Cash Provided By Financing Activities	29,994	39,922

Increase (Decrease) in Cash	(2,179)	2,739

Cash – Beginning of Period	4,918	–

Cash – End of Period	2,739	2,739

Supplemental Disclosures

Interest paid	–	–
Income tax paid	–	–

Non-cash investing and financing activities:

Issuance of founders’ shares	–	5,000

(The accompanying notes are an integral part of these financial statements)

NORMAN CAY DEVELOPMENT, INC.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

(unaudited)

1.

Nature of Operations and Continuance of Business

Norman Cay Development, Inc. (the “Company”) was incorporated in the State of Nevada on April 29, 2010. The Company is a development stage company and its principal business operations is to be an authorized reseller of wireless telephones and service plans.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of July 31, 2010, the Company has not recognized any revenue, and has an accumulated deficit of $38,253. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars. The Company’s fiscal year end is April 30.

b)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)

Interim Financial Statements

These interim unaudited financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

d)

Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

NORMAN CAY DEVELOPMENT, INC.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

(unaudited)

2.

Summary of Significant Accounting Policies (continued)

e)

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

f)

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, and amounts due to related parties. Pursuant to ASC 820 and 825, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

g)

Comprehensive Loss

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As of July 31 and April 30, 2010, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

NORMAN CAY DEVELOPMENT, INC.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

(unaudited)

2.

Summary of Significant Accounting Policies (continued)

h)

Recent Accounting Pronouncements

In March 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-11 (ASU 2010-11), “Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.” The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010. Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update. The Company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB Accounting Standards Update 2010-10 (ASU 2010-10), “Consolidation (Topic 810): Amendments for Certain Investment Funds.” The amendments in this Update are effective as of the beginning of a reporting entity’s first annual period that begins after November 15, 2009 and for interim periods within that first reporting period. Early application is not permitted. The Company’s adoption of provisions of ASU 2010-10 did not have a material effect on the financial position, results of operations or cash flows.

In February 2010, the FASB issued ASU No. 2010-09 “Subsequent Events (ASC Topic 855) “Amendments to Certain Recognition and Disclosure Requirements” (“ASU No. 2010-09”). ASU No. 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The adoption did not have an impact on the Company’s financial position and results of operations.

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-06, “Improving Disclosures about Fair Value Measurements.” ASU No. 2010-06 amends FASB Accounting Standards Codification (“ASC”) 820 and clarifies and provides additional disclosure requirements related to recurring and non-recurring fair value measurements and employers’ disclosures about postretirement benefit plan assets. This ASU is effective for interim and annual reporting periods beginning after December 15, 2009. The adoption of ASU 2010-06 did not have a material impact on the Company’s financial statements.

In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend. This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis. The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010. The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

NORMAN CAY DEVELOPMENT, INC.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

(unaudited)

2.

Summary of Significant Accounting Policies (continued)

h)

Recent Accounting Pronouncements (continued)

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations

3.

Note Payable

As at July 31, 2010, the Company owes $39,922 (April 30, 2010 - $9,928) of notes payable to a non-related party. The amounts owing are unsecured, due interest at 10% per annum, and due on May 31, 2011. During the period ended July 31, 2010, the Company recorded interest expense of $735.

4.

Common Shares

On April 29, 2010, the Company issued 5,000,000 founders shares to the President and Director of the Company at $0.001 per share.

5.

Subsequent Events

Subsequent to the period ended July 31, 2010, on October 19, 2010, the Company amended the terms of the Promissory Note due to Steve Ross to include an additional $9,994 loaned by Mr. Ross on July 21, 2010 and $25,494 loaned on September 23, 2010.  Per the terms of the Amended Promissory Note, the total amount of $65,416 is unsecured, due interest at 10% per annum, and due either on July 31, 2011 or after the Company has generated $150,000 in revenue, whichever is later.

NORMAN CAY DEVELOPMENT, INC.

(A Development Stage Company)

Financial Statements

For the Period Ended April 30, 2010

Report of Independent Registered Public Accounting Firm

F-10

Balance Sheet

F-11

Statement of Operations

F-12

Statement of Cash Flows

F-13

Statement of Stockholders’ Equity

F-14

Notes to the Financial Statements

F-15

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Norman Cay Development, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheets of Norman Cay Development, Inc. (a development stage company) as of April 30, 2010 and the related statements of operations, changes in stockholders' deficit, and cash flows for the period from April 29, 2010 (inception) through April 30, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Norman Cay Development, Inc as of April 30, 2010, and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has insufficient working capital, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

June 1, 2010

NORMAN CAY DEVELOPMENT, INC.

(A Development Stage Company)

Balance Sheet

(Expressed in US dollars)

April 30, 2010 $

ASSETS

Cash	4,918

Total Assets	4,918

LIABILITIES

Current Liabilities

Accounts payable	695
Note payable	9,928

Total Liabilities	10,623

STOCKHOLDERS’ DEFICIT

Preferred Stock
Authorized: 10,000,000 preferred shares with a par value of $0.001 per share
Issued and outstanding: nil preferred shares	–

Common Stock
Authorized: 250,000,000 common shares with a par value of $0.001 per share
Issued and outstanding: 5,000,000 common shares	5,000

Additional paid-in capital	(5,000)

Accumulated Deficit during the Development Stage	(5,705)

Total Stockholders’ Deficit	(5,705)

Total Liabilities and Stockholders’ Deficit	4,918

(The accompanying notes are an integral part of these financial statements)

NORMAN CAY DEVELOPMENT, INC.

(A Development Stage Company)

Statement of Operations

(Expressed in US dollars)

For the Period from April 29, 2010 (Date of Inception) to April 30, 2010 $

Revenues	–

Operating Expenses

General and Administrative	705
Professional Fees	5,000

Total Operating Expenses	5,705

Net Loss	(5,705)
Net Loss per Share – Basic and Diluted	–
Weighted Average Shares Outstanding – Basic and Diluted	5,000,000

(The accompanying notes are an integral part of these financial statements)

NORMAN CAY DEVELOPMENT, INC.

(A Development Stage Company)

Statement of Cashflows

(Expressed in US dollars)

For the Period from April 29, 2010 (Date of Inception) to April 30, 2010 $

Operating Activities

Net loss for the period	(5,705)

Changes in operating assets and liabilities:

Accounts payable	695

Net Cash Used In Operating Activities	(5,010)

Financing Activities

Proceeds from note payable	9,928

Net Cash Provided By Financing Activities	9,928

Increase in Cash	4,918

Cash – Beginning of Period	–

Cash – End of Period	4,918

Supplemental Disclosures

Interest paid	–
Income tax paid	–

Non-cash investing and financing activities:

Issuance of founders’ shares	5,000

(The accompanying notes are an integral part of these financial statements)

NORMAN CAY DEVELOPMENT, INC.

(A Development Stage Company)

Statement of Stockholders’ Equity

From April 29, 2010 (Date of Inception) to April 30, 2010

(Expressed in US dollars)

	Common Stock		Additional	Accumulated
	Shares	Par Value	Paid-In Capital	Deficit	Total
	#	$	$	$	$

Balance – April 29, 2010 (Date of Inception)	–	–	–	–	–

Founders shares for services	5,000,000	5,000	(5,000)	–	–

Net loss for the period	–	–		(5,705)	(5,705)
	–	–
Balance – April 30, 2010	5,000,000	5,000	(5,000)	(5,705)	(5,705)

NORMAN CAY DEVELOPMENT, INC.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

1.

Nature of Operations and Continuance of Business

Norman Cay Development, Inc. (the “Company”) was incorporated in the State of Nevada on April 28, 2010. The Company is a development stage company and its principal business operations is to be an authorized reseller of wireless telephones and service plans.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As at April 30, 2010, the Company has not recognized any revenue, and has an accumulated deficit of $5,705. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars. The Company’s fiscal year end is April 30.

b)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)

Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

d)

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

NORMAN CAY DEVELOPMENT, INC.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

e) Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, and amounts due to related parties. Pursuant to ASC 820 and 825, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

f)

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740 “Accounting for Income Taxes” as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in this financial statement because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

g)

Comprehensive Loss

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at April 30, 2010, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

NORMAN CAY DEVELOPMENT, INC.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

h)

Recent Accounting Pronouncements

In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend. This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis. The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010. The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations

3.

Note Payable

On April 29, 2010, the Company issued a note payable to a non-related party for proceeds of $9,928. Under the terms of the note payable, the amount is unsecured, due interest at 10% per annum, and due on demand.

NORMAN CAY DEVELOPMENT, INC.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

4.

Common Shares

On April 29, 2010, the Company issued 5,000,000 founders shares to the President and Director of the Company at $0.001 per share.

5.

Income Taxes

The Company has $5,705 of net operating losses carried forward to offset taxable income in future years which expire commencing in fiscal 2030. The income tax benefit differs from the amount computed by applying the US federal income tax rate of 34% to net loss before income taxes for the year ended April 30, 2010 as a result of the following:

April 30, 2010 $

Net loss before taxes	(5,705)
Statutory rate	34%

Computed expected tax recovery	1,940
Change in valuation allowance	(1,940)

Income tax provision	–

6.

Subsequent Events

On May 10, 2010, the Company issued a note payable to a non-related party for proceeds of $20,000. Under the terms of the note payable, the amount is unsecured, due interest at 10% per annum, and due on May 10, 2011.

PROSPECTUS

NORMAN CAY DEVELOPMENT, INC.

4472 Winding Lane

Stevensville, MI 49127

(269) 429-7002

1,500,000 SHARES OF COMMON STOCK

DEALER PROSPECTUS DELIVERY OBLIGATION

Until January 31, 2011, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.